UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2010

RAPID LINK, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5408 N. 99th Street
Omaha, NE 68134
 (Address of principal executive offices) (Zip Code)

(402) 392-7561
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Rapid Link,” the “Company,” “us,” “our” or “we” are to Rapid Link, Incorporated.

Item 1.01                      Entry Into a Material Definitive Agreement

In connection with the initial closing under the Share Exchange Agreement, as described below, we entered into certain loan modification documents with Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, Laurus Master Fund, Ltd. (In Liquidation) and LV Administrative Services, Inc., as agent (collectively, the “Lenders”), which have historically provided financing to the Company.  Pursuant to the loan modification documents, our outstanding indebtedness to the Lenders was restructured and reduced to an aggregate amount of $1,250,000.  Pursuant to a Secured Term Note, such indebtedness will accrue interest at the rate of 8.00% per year with monthly payments of interest commencing on March 1, 2010.  The principal amount of the Secured Term Note is due on February 28, 2013.  In addition, Mr. Prepaid, Inc., our newly acquired subsidiary (“Mr. Prepaid”), executed a guaranty of our obligations under the Secured Term Note.  Finally, the Company and Mr. Prepaid executed a Master Security Agreement in favor of the Lenders pursuant to which our obligations under the Secured Term Note and Mr. Prepaid’s obligations under the Guaranty are secured by a security interest in all of our assets and all of the assets of Mr. Prepaid.

In addition, on February 24, 2010, we executed a Convertible Promissory Note in the principal amount of $500,000 in favor of a third party lender (the “Convertible Note”).  The principal amount under the Convertible Note will begin to accrue interest on February 28, 2011 at the rate of 3.00% per year with quarterly payments of interest commencing on June 1, 2011.  The principal amount of the Convertible Note is due on December 31, 2011.  Prior to maturity, the Convertible Note may be converted, at any time at the option of the holder, into shares of our common stock based on an initial conversion rate of $0.027 per share.  The proceeds of the Convertible Note will be used to finance our needs for working capital.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transactions. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Secured Term Note, the form of Convertible Note, the Guaranty and the Master Security Agreement attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report and are incorporated by this reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets

On February 24, 2010, we consummated the initial closing under a Share Exchange Agreement, dated October 13, 2009, as amended by an Amendment to Share Exchange Agreement, dated January 21, 2010 (collectively, the “Share Exchange Agreement”), by and among the Company, Blackbird Corporation (“Blackbird”), certain of our principal shareholders, certain principal shareholders of Blackbird, and Mr. Prepaid, formerly a wholly-owned subsidiary of Blackbird.

Pursuant to the Share Exchange Agreement, we have acquired from Blackbird all of the issued and outstanding shares of capital stock of Mr. Prepaid in exchange for 10,000,000 shares of our newly-created Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  As a result, Mr. Prepaid has become our wholly-owned subsidiary.  Mr. Prepaid is in the business of providing prepaid telecommunication and transaction based point of sale activation solutions through approximately 1,000 independent retailers in the Eastern United States.  Mr. Prepaid’s product offering includes prepaid wireless PINs for use with various mobile telephone providers.

The Series A Preferred Stock has certain rights and preferences including full voting rights.  In addition, the shares of Series A Preferred Stock issued to Blackbird upon the initial closing are convertible into 520,000,000 shares of our common stock.  As a result, on an as-converted basis, these 520,000,000 shares of common stock would constitute approximately 80% of our then-issued and outstanding shares of common stock.  The conversion of the Series A Preferred Stock issued to Blackbird is subject to our amending our certificate of incorporation to increase the amount of shares of common stock authorized to be issued by the Company to an amount sufficient to permit the conversion of all such shares of Series A Preferred Stock.  The description of the rights and preferences of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Certifiate of Designations”) the full text of which is attached as Exhibit 4.3 to this Current Report and is incorporated by this reference.

Simultaneously with the initial closing, we transferred all of the outstanding capital stock of our former wholly-owned subsidiaries, Telenational Communications, Inc. (“Telenational”) and One Ring Networks, Inc. (“One Ring”), to a third party.  In connection with this transfer, the transferee also assumed the balance of the indebtedness due to the Lenders.  The transfer of Telenational and One Ring is without recourse or liability to the Company.

As previously disclosed, on the terms and subject to the conditions set forth in the Share Exchange Agreement, at a subsequent closing subject to the satisfaction of certain additional conditions including obtaining consents to transfer certain telecommunications licenses from the Federal Communication Commission and state regulatory authorities, Blackbird will also deliver to the Company all of the issued and outstanding shares of capital stock of all other Blackbird subsidiaries.  At such subsequent closing, certain assets necessary to conduct the core business of Telenational will be transferred to a wholly-owned subsidiary of the Company in exchange for the assumption by such transferee of $1.85 million of indebtedness owed to certain creditors.  Such indebtedness will be secured by the Telenational assets.

Item 3.02                      Unregistered Sales of Equity Securities

Reference is hereby made to the issuance to Blackbird of 10,000,000 shares of our Series A Preferred Stock pursuant to the Share Exchange Agreement as described in Item 2.01 above. The issuance of the Series A Preferred Stock was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

Item 5.01                      Changes in Control of Registrant

Reference is hereby made to the transactions consummated pursuant to the Share Exchange Agreement as described in Item 2.01 above.  Pursuant to the Share Exchange Agreement, Blackbird has been issued 10,000,000 shares of our Series A Preferred Stock which represents 80% of the voting capital stock of the Company.  In addition, as described in Item 5.02 below, in connection with the Share Exchange Agreement, our board of directors was reconstituted and a new management team was appointed.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the initial closing under the Share Exchange Agreement, effective February 24, 2010, John A. Jenkins, Lawrence Vierra and David Hess resigned as members of our board of directors.  Additionally, Mr. Jenkins resigned as our Chief Executive Officer and Chief Financial Officer and Michael Prachar resigned as our Chief Operating Officer.

Also pursuant to the Share Exchange Agreement, Charles Zwebner, David Stier and Valerie Ferraro were appointed to serve as members of our board of directors until the next annual meeting of our stockholders or until such time as their respective successors are duly elected and qualified.  The newly constituted board of directors then appointed Mr. Zwebner as our Chief Executive Officer and President, Mr. Stier as our Chief Financial Officer, Secretary and Treasurer, and Ms. Ferraro as our Vice President.

The following is a brief account of the education and business experience of the newly appointed officers and directors, during at least the past five years, indicating the person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Charles Zwebner is the founder of Blackbird Corporation, the parent corporation of Mr. Prepaid.  Prior to this he was the President, Chief Executive Officer, and Chairman of the Board of Directors of Yak Communications Inc., a public company traded on Nasdaq, which was founded in December 1998 and sold in November 2006.  Prior to that he served as the President of CardCaller Canada Inc. (1992-1998) and was a member of its Board of Directors. Mr. Zwebner founded CardCaller Canada in 1992, which developed the first Canadian fixed amount prepaid, multilingual telephone calling card. In June 1997, the shareholders, including Mr. Zwebner, of CardCall International Holdings, Inc. (“CIH”), the parent of CardCaller Canada, sold all of their shares in CIH to a U.S. public corporation. Mr. Zwebner holds a BA in Business Management and Computer Science, from York University and has completed several additional professional technical and management courses.

David Stier joined Blackbird Corporation effective January 1, 2008 following a 29 year career in public accounting.  Mr. Stier is a Canadian Chartered Accountant and a U.S. Certified Public Accountant.  Most recently he was a Partner in the public accounting firm Horwath Orenstein LLP.  Mr. Stier has had extensive experience working with both private and public entrepreneurial businesses helping them grow providing assurance services, accounting, finance and taxation services.  Specifically, Mr. Stier was the engagement Partner at Horwath for Yak Communications Inc. and CardCaller Canada Inc.

 Valerie Ferraro joined Blackbird Corporation in January 2007, having been at Yak Communications since 2004, following a 30-year career with Bell Canada. She has extensive experience leading multi-discipline organizations in the small/medium and Enterprise-level business markets, and has directed Sales, Engineering and Project Management organizations in Voice, Data and Internet based technologies. A multi-year member of Bell Canada’s “President’s Club”, she pioneered the development of the company’s Wholesale division – the Carrier Services Group (CSG). As the Sr. Director, CSG, Ms. Ferraro held primary responsibility for the organizational design, marketing and sales strategy, regulatory compliance, customer and employee satisfaction, revenue growth and financial controls of the organization.  Ms. Ferraro holds a BA(Hon) and has completed numerous professional management and financial courses at the various Canadian universities.

There is no arrangement or understanding between any of the newly appointed executive officers and directors and the Company, or to the Company’s knowledge, any other persons pursuant to which any of the newly appointed executive officers and directors was selected as an officer or director. There have been no transactions, and no transactions are proposed, by any of the newly appointed executive officers and directors with related persons as defined by Item 404(a) of Regulation S-K.  There are no family relationships between or among any of the current executive officers and directors.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the transactions described in this Current Report, our Board of Directors approved the designation of the Series A Preferred Stock.  In this respect, effective February 23, 2010, we amended our Certificate of Incorporation with the filing of the Certificate of Designations the full text of which is attached as Exhibit 4.3 to this Current Report and is incorporated by this reference.  Each share of Series A Preferred Stock is initially convertible into 52 shares of our common stock subject to adjustments as provided in the Certifiate of Designations.  Additionally, among other rights and preferences under the Certificate of Designations, the Series A Preferred Stock has identical voting rights as our common stock with each share of Series A Preferred Stock entitled to one vote for each share of common stock into which such share of Series A Preferred Stock would be convertible.

Item 8.01                      Other Events

On March 2, 2010, we issued a press release announcing the acquisition of Mr. Prepaid and the initial closing under the Share Exchange Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report no later than 71 calendar days after the date on which this Current Report is due.

(b)           Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report no later than 71 calendar days after the date on which this Current Report is due.

(d)           Exhibits

4.1	Secured Term Note, dated February 24, 2010, executed by Rapid Link, Incorporated in favor of Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC and Laurus Master Fund, Ltd. (In Liquidation)

4.2	Form of Convertible Promissory Note, dated February 24, 2010.

4.3	Certificate of Designations, Rights and Privileges of Series A Preferred Stock of Rapid Link, Incorporated, as filed with the Secretary of State of Delaware on February 23, 2010.

10.1	Guaranty, dated February 24, 2010, executed by Mr. Prepaid, Inc. in favor of Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, Laurus Master Fund, Ltd. (In Liquidation) and LV Administrative Services, Inc.

10.2	Master Security Agreement, dated February 23, 2010, by and among Rapid Link, Incorporated, Mr. Prepaid, Inc., Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, Laurus Master Fund, Ltd. (In Liquidation) and LV Administrative Services, Inc.

99.1	Press Release issued by Rapid Link, Incorporated, dated March 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINK, INCORPORATED

Dated: March 2, 2010	By: /s/ Charles J. Zwebner
Charles J. Zwebner
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description of Document

4.1	Secured Term Note, dated February 24, 2010, executed by Rapid Link, Incorporated in favor of Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC and Laurus Master Fund, Ltd. (In Liquidation).

4.2	Form of Convertible Promissory Note, dated February 24, 2010.

4.3	Certificate of Designations, Rights and Privileges of Series A Preferred Stock of Rapid Link, Incorporated, as filed with the Secretary of State of Delaware on February 23, 2010.

10.1
Guaranty, dated February 24, 2010, executed by Mr. Prepaid, Inc. in favor of Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, Laurus Master Fund, Ltd. (In Liquidation) and LV Administrative Services, Inc.

10.2
Master Security Agreement, dated February 23, 2010, by and among Rapid Link, Incorporated, Mr. Prepaid, Inc., Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, Laurus Master Fund, Ltd. (In Liquidation) and LV Administrative Services, Inc.

99.1	Press Release issued by Rapid Link, Incorporated, dated March 2, 2010.